Exhibit 10.29




	SEVERANCE AGREEMENT

	AGREEMENT made as of this 23rd day of June, 2000 between Paul Lavoie, residing at 117 Meadowview Drive, Trumbull, Connecticut
06611 (the "Executive"), and Electronic Retailing Systems
International, Inc., a Delaware corporation (the "Company").

	W I T N E S S E T H:

	WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company shall have the continued dedication of the Executive;

	NOW, THEREFORE, it is hereby agreed as follows:

	SECTION I

	CERTAIN DEFINITIONS

	As used in this Agreement, the following capitalized terms shall have the meanings set forth below.

	(a)	The term "Affiliate" shall mean any person controlling,
controlled by or under common control with the subject referenced.

	(b)	The term "Cause" shall mean:

		(i) the failure of the Executive to perform substantially the Executive's duties with the Company or any of its Affiliates (other than any such failure resulting from incapacity due to physical or mental illness), which failure remains uncured for a period of 30 days after a written notice for substantial performance is delivered to the Executive by the Board or the chief executive officer of the Company which identifies the manner in which the Board or chief executive officer believes that the Executive has not substantially performed the Executive's duties, or

		(ii)	engaging by the Executive in illegal conduct or
gross misconduct which is materially and demonstrably injurious to the Company; or

		(iii)	conviction of a crime (other than misdemeanor
traffic offenses) or commission of an act of moral turpitude.

	(c)	The term "Change of Control" shall mean:

		(i)	 The acquisition by any Person of beneficial
ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 50% or more of the combined voting power of the Company's outstanding voting securities; provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, or (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company; or

		(ii)	Individuals who, as of the date hereof,
constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board, unless they are replaced with a slate nominated by at least a majority of the Incumbent Board, and further provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this clause (ii), be considered as though such individual were a member of the Incumbent Board; or

		(iii)	Consummation of a reorganization, merger or
consolidation or sale or other disposition of all or substantially all of the assets of the Company, in each case, unless, following such transaction: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company's outstanding voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation resulting from such transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company's outstanding voting securities; (B) no Person beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to such transaction; and (C) at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the Incumbent Board, or were nominated by at least a majority of the members of the Incumbent Board, at the time of the execution of the initial agreement, or by the action of the Board, providing for such transaction; or

		(iv)	Approval by the stockholders of the Company of
a complete liquidation or dissolution of the Company.

	(d)	The term "Common Stock" shall mean the Company's
common stock, $.01 par value.

	(e)	The term "Date of Termination" shall mean: (i) if the
Executive's employment is terminated by the Company for Cause or Disability, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, or (ii) if the Executive's employment is terminated by the Company for other than Cause or Disability, the date on which the Company notifies the Executive of such termination.

	(f)	The term "Disability" shall mean the absence of the
Executive from the Executive's duties with the Company on a full-time basis for 120 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company and reasonably acceptable to the Executive or the Executive's legal representative.

	(g)	The term "Good Reason" shall mean:

		(i)	the assignment to the Executive of any duties
inconsistent in any respect with the Executive's position
(including status, offices, titles and reporting requirements), authority, duties or responsibilities at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the date hereof, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

		(ii)	subject to reasonable assessment by the Company
of the performance of the Executive, adjustments in the base salary of the Executive or determination of achievement of bonus entitlement or calculation of stock option grants, in each case not at least substantially commensurate with the treatment by the Company with respect to other peer executives of the Company; or

		(iii)	the Company's requiring the Executive to relocate
his principal residence from its current location; or

		(iv)	any purported termination by the Company of the
Executive's employment otherwise than for "cause".

	(h)	The term "Incumbent Board" shall mean the individuals
who, as of the date hereof, constitute the Board.

	(i) The term "Inventions" shall mean all inventions new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made solely by the Executive, or jointly with others, during the term of employment with the Company or its Affiliates, relating in any way to the business of the Company or its Affiliates.

	(j)	The term "Notice of Termination" means a written notice
which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination is other than the date of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice).

	(k)	The term "Person" shall mean any individual, entity or
group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934).

	(l)	The term "Plan" shall mean the Company's 1993 Employee
Stock Option Plan and any successor thereto.

	(m) The term "Welfare Benefit Plans" shall mean all welfare benefit plans, practices, policies and programs provided by the Company and its Affiliates (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its Affiliates.

	SECTION II

	STOCK OPTIONS

	(a) Stock Option Acceleration. Any and all agreements heretofore entered into between the Executive and the Company in evidence of options exercisable with respect to shares of Common Stock granted pursuant to the Plan shall be appropriately amended so that the options granted thereunder shall become immediately exercisable upon termination of the Executive's employment (x) by the Company, other than for Cause or Disability, or (y) by the Executive for Good Reason, in each case under clauses (x) or (y), within the twelve-month period immediately following the occurrence of a Change of Control; provided, however, that exercisability subsequent to a Change of Control shall continue to be governed by and subject to any performance criteria (other than solely the passage of time) set forth therein. The Executive and the Company further agree that any subsequent grant of stock options by the Company under the Plan (which shall be subject to action by the Board, in its sole discretion) shall become immediately exercisable upon termination of the Executive's employment (x) by the Company, other than for Cause or Disability, or (y) by the Executive for Good Reason, in each case under clauses (x) or (y), within the twelve-month period immediately following the occurrence of a Change of Control, and that any and all agreements in evidence thereof shall appropriately reflect such arrangements; provided, however, that exercisability subsequent to a Change of Control may continue to be governed by and subject to any performance criteria (other than solely the passage of time) set forth therein.

	(b) Stock Option Term. Any and all agreements heretofore entered into between the Executive and the Company in evidence of options exercisable with respect to shares of Common Stock granted pursuant to the Plan shall be appropriately amended so that: (x) the definition of "Cause" herein shall be substituted for the definition of "cause" therein; and (y) the options granted thereunder shall terminate on the earliest of (1) the last day of the Exercise Period (as defined in such option), (2) two years after the Executive ceases to be an employee, or (3) upon termination of the Executive's employment for Cause by action of his employer or by the Executive at such time as the Company shall have grounds to terminate the Executive's employment for Cause. The Executive and the Company further agree that any subsequent grant of stock options by the Company under the Plan (which shall be subject to action by the Board, in its sole discretion) shall terminate on the earliest of (1) the last day of the Exercise Period (as defined in such option), (2) two years after the Executive ceases to be an employee, or (3) upon termination of the Executive's employment for Cause by action of his employer or by the Executive at such time as the Company shall have grounds to terminate the Executive's employment for Cause.

	SECTION III

	SEVERANCE BENEFITS

	(a)	Notice of Termination. Any termination by the Company
for cause or as a result of Disability or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Paragraph A of Section
V of this Agreement.

	(b)	Good Reason; Termination Without Cause. If the Company
shall terminate the Executive's employment other than for Cause or Disability, or the Executive shall terminate employment for Good
Reason, for three months after the Executive's Date of
Termination:

		(i) the Company shall pay to the Executive in equal bi-weekly installments in accordance with the Company's regular payroll practices, in cash, an amount in the aggregate equal to three times the highest monthly base salary paid or payable (including any base salary which has been earned but deferred) to the Executive by the Company or its Affiliates in respect of the twelve-month period immediately preceding the month in which the Date of Termination occurs; and

		(ii)	subject to deduction from the payments under
clause (i) immediately preceding of the regular premiums therefor, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them under the Welfare Benefit Plans if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its Affiliates and their families;

provided, however, that, in the event Executive commences other full-time employment during such three-month period (including self-employment), the payments under clause (i) and the coverage under clause (ii) immediately preceding shall forthwith cease; and provided, further, that, in the event the Date of Termination occurs following a Change of Control, or a Change of Control occurs during the foregoing three-month period, all payments remaining under clause (i) immediately preceding shall be paid to the Executive within 30 days of the effective date of such Change of Control (and the Executive shall be obligated to pay the regular premiums for continued coverage under clause (i) immediately preceding at such times or the Company shall reasonably specify, but not more frequently than bi-weekly). If the Executive's employment with the Company is terminated prior to the date on which a Change of Control occurs, but it is reasonably demonstrated by the Executive that such termination of employment
(x) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (y) otherwise arose in connection with or anticipation of a Change of Control, then for purposes of this Agreement a Change of Control shall be deemed to have occurred immediately prior to the date of such termination of employment.

	(c)	Other Termination. If the Executive's employment is
terminated (x) other than by the Company without Cause or (y) other than by reason of the Executive's Disability, or (z) other than by the Employee for Good Reason, this Agreement shall terminate without further obligations to the Executive or the Executive's legal representatives under this Agreement, other than for payment of compensation earned through termination, and, in the case of death or Disability, for such benefits as may be provided under the Welfare Plans in accordance with their terms.

	SECTION IV

	IMPROVEMENTS; NON-COMPETITION; CONFIDENTIALITY

	(a)	Improvements. The Executive shall devote full time
(unless otherwise agreed to by the Company) and best efforts to the performance of all responsibilities to the Company and its Affiliates and to further the businesses and interests of the Company and its Affiliates. The Executive agrees that all Inventions shall belong to the Company or its Affiliates. The Executive shall further: (i) promptly disclose such Inventions to the Company; (ii) assign to the Company, without additional compensation, all patent and other rights to such Inventions, whether patentable or unpatentable, including all substitute, continuation-in-part and reissue applications, patents of addition and confirmation relative thereto, for the United States of America and foreign countries; (iii) sign all papers necessary to carry out the foregoing; and, (iv) give testimony in support of inventorship. Furthermore, if any Invention is described in a patent application or is disclosed to third parties, directly or indirectly, by the Executive within one year after the termination of employment, it is to be presumed that the Invention was conceived or made during the period of the Executive's employment with the Company or its Affiliates. The Executive agrees not to assert any rights to any Invention as having been made or acquired prior to the date of this Agreement, except for Inventions, if any, disclosed to the Company in writing prior to the date of this Agreement.

	(b)	Non-Competition. The Executive agrees that during the
term of his employment with the Company or its Affiliates and for a one-year period following the termination of his employment, without the prior written consent of the Company, the Executive may not directly or indirectly, engage, assist or participate in, whether as a director, officer, employee, agent, manager, consultant, partner, owner or independent contractor or other participant, any business, firm, corporation, partnership, enterprise or organization that conducts a business which involves any of (i) the development, manufacturing, marketing or servicing of systems sold to the retailing industry for purposes of displaying and changing retail point of purchase prices and/or displaying other information targeted at the consumer or store employee via electronic and non-electronic means, (ii) the development, engineering, manufacturing, marketing or servicing or systems sold to the retailing industry for purposes of improving pricing accuracy, product location accuracy, inventory management and item movement, or (iii) the development, engineering, manufacturing, marketing or servicing or customer-operated electronic checkout lane systems sold to the retailing industry, in each case under clauses (i), (ii) or (iii) which is within any geographic area where the Company or any of its Affiliates (or any other entity managed by the Company) engages in business;
provided, however, that the Executive may invest in stocks, bonds or other securities of any similar business (but without otherwise participating in such similar business) if (i) such stocks, bonds, or other securities are listed on any national securities exchange or are registered under Section 12(g) of the Securities Exchange Act of 1934, and (ii) his investment does not exceed, in the case of any class of the capital stock of any one issuer, 5% of the issued and outstanding shares, or in the case of bonds or other securities, 5% of the aggregate principal amount thereof issued and outstanding.

	(c)	Non-Solicitation. The Executive agrees that during the
term of his employment with the Company or any of its Affiliates, and for a one-year period following termination of his employment, without the prior written consent of the Company, the Executive may not interfere with the relationship of the Company or any Affiliate with, or endeavor to entice away from the Company or any Affiliate, any person, firm, corporation, or other business organization who or which at any time after the date hereof was an employee or supplier of, or maintained a business relationship with, the Company or any Affiliate.

	(d)	Confidentiality. The Executive shall hold in a
fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its Affiliates, and their respective businesses which shall have been obtained by the Executive during his employment with the Company or any of its Affiliates during the term of his employment and which shall not have been publicly disclosed. During the term of employment and for one year following termination of employment, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

	(e)	Relief.  In view of the irreparable harm and damage
which would be incurred by the Company or any Affiliates in the event of any violation by the Executive of any of the provisions of this Section IV, the Executive hereby consents and agrees that, if he violates any such provisions, the Company or any Affiliate shall be entitled to an injunction or similar equitable relief to be issued by any court of competent jurisdiction restraining the undersigned from committing or continuing any such violation.

	SECTION V

	MISCELLANEOUS

	(a)	Notices.  All notices and other communications
hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

			If to the Executive:

			117 Meadowview Drive
			Trumbull, Connecticut 06611

			If to the Company:

			488 Main Avenue
			Norwalk, Connecticut 06851-1007
			Attention: Chief Executive Officer

			With a copy to:

			Krugman & Kailes LLP
			Park 80 West - Plaza Two
			Saddle Brook, New Jersey  07663
			Attention: Howard Kailes, Esq.


or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

	(b)	Entire Agreement. This Agreement shall contain the
entire agreement of the parties with respect to the transactions contemplated hereby.

	(c)	Successors. (i) This Agreement is personal to the
Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

		(ii)	 This Agreement shall inure to the benefit of and
be binding upon the Company and its successors and assigns.

		(iii) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or other-
wise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

	(d)	Non-Exclusivity of Rights. Nothing in this Agreement
shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its Affiliates and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its Affiliates, except that any and all severance arrangements extended by the Company to the Executive and otherwise applicable in the circumstances covered by this Agreement shall no longer operate and shall be superseded by the provisions hereof.

	(e)	Governing Law; Captions; Amendments. This Agreement
shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

	(f)	Severability. The invalidity or unenforceability of any
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

	(g)	Withholding. The Company may withhold from any amounts
payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

	(h)	No Waiver. The Executive's or the Company's failure to
insist upon strict compliance with any provision of this Agreement the failure to assert any right the Executive or the Company may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

	(i)	Counterparts. This Agreement may be executed in
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

	IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

						Executive:


						s/Paul Lavoie
                             ------------------------------
                               Paul Lavoie


						ELECTRONIC RETAILING
						 SYSTEMS INTERNATIONAL, INC.


						By s/Michael Persky
                                ----------------------------